Exhibit 99.1


FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE THIRD QUARTER
                           ENDED SEPTEMBER 30, 2004

Tontitown, Arkansas, October 29, 2004.......P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $3,147,789 or diluted and basic earnings per share of $.28 for the quarter ended September 30, 2004, and $8,825,729 or diluted and basic earnings per share of $.78 for the nine month period then ended. These results compare to net income of $2,964,507 or diluted and basic earnings per share of $.26, and $9,828,644 or diluted and basic earnings per share of $.87, respectively, for the three and nine months ended September 30, 2003.

Operating revenues excluding fuel surcharges were $75,222,024 for the third quarter of 2004, a 1.4% increase compared to $74,215,880 for the third quarter of 2003. Operating revenues excluding fuel surcharges were $231,966,182 for the nine months ended September 30, 2004, a 5.8% increase compared to $219,311,194 for the nine months ended September 30, 2003.

Robert W. Weaver, President of the Company, commented, "While gross revenue remained relatively flat year to year, the Company's primary focus on rate increases and cost containment become apparent in improvements realized in average rate per mile and earnings per share. Average revenue per mile increased 7.5% for the quarter ended September 30, 2004 over the quarter ended September 30, 2003. Earnings per share increased 7.7% to $.28 per share for the third quarter 2004 compared to the third quarter 2003. These results reflect the continued efforts and progress to produce better financial results for the Company."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Monday, November 1, 2004 at 2:00 p.m. CST (Please note that since the call will begin promptly at 2:00 p.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference call telephonically by dialing (800) 946-0716. The conference leader's name is Bob Weaver. Please ask to be joined to the P.A.M. Transportation Services Third Quarter 2004 Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's Web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need an internet enabled PC capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
                                         2004           2003            2004           2003
                                         ----           ----            ----           ----
Revenue, before fuel surcharge       $75,222,024    $74,215,880     $231,966,182   $219,311,194
Fuel surcharge                         3,857,495      1,298,846        9,517,630      5,782,664
                                     -----------    -----------     ------------   ------------
                                      79,079,519     75,514,726      241,483,812    225,093,858
Operating expenses:
 Salaries, wages and benefits         28,059,765     30,161,136       88,098,001     89,367,660
 Operating supplies                   19,030,304     15,586,124       55,995,307     46,940,975
 Rent/purchased transportation         9,504,505      9,276,302       29,276,811     25,867,243
 Depreciation/amortization             7,649,302      6,589,433       22,534,139     19,194,260
 Operating taxes and licenses          3,708,274      3,686,289       11,664,198     10,890,090
 Insurance and claims                  3,848,246      3,088,555       11,740,790     10,219,835
 Communications and utilities            639,362        624,225        2,005,038      1,860,526
 Other                                   744,693      1,171,804        3,648,548      3,381,024
 Loss on disposition of equipment        306,159         14,288          583,839         41,812
                                     -----------    -----------     ------------   ------------
Total operating expenses              73,490,610     70,198,156      225,546,671    207,763,425

Operating income                       5,588,909      5,316,570       15,937,141     17,330,433

Other income/(expense):
 Interest expense                       (305,518)      (375,373)      (1,004,038)    (1,059,569)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (305,518)      (375,373)      (1,004,038)    (1,059,569)
                                     -----------    -----------     ------------   ------------
Income before income taxes             5,283,391      4,941,197       14,933,103     16,270,864
Provision for income taxes             2,135,602      1,976,690        6,107,374      6,442,220
                                     -----------    -----------     ------------   ------------
Net income                           $ 3,147,789    $ 2,964,507     $  8,825,729   $  9,828,644
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.28          $0.26             $.78           $.87
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,324,094     11,326,610       11,322,508     11,330,528
                                     ===========    ===========     ============   ============

                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
Truckload Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Total miles                           56,593,379     59,691,172      178,957,400    175,816,877
Empty miles factor                          4.53%          4.62%            4.75%          4.52%
Revenue per total mile,
  before fuel surcharge                    $1.15          $1.07            $1.12          $1.08
Total loads                               74,959         77,946          239,839        232,517
Revenue per truck per work day              $581           $575             $574           $558
Average company trucks                     1,770          1,742            1,761          1,703
Average owner operator trucks                 92            112               95            122

                                            Quarter ended                Nine Months ended
                                            September 30,                  September 30,
Logistics Operations                     2004           2003            2004           2003
--------------------                     ----           ----            ----           ----
Revenue, before fuel surcharge       $10,296,848    $10,282,490     $31,714,390    $28,961,542
Fuel surcharge                         $167,825       $70,434         $404,552       $85,218
Operating income                       $476,895       $553,608       $1,408,591     $1,615,774

                                               As of
                                             September 30,
                                         2004           2003
                                         ----           ----
Long-Term Debt to
 Book Capitalization                    12.24%         13.43%

Shareholders' Equity                $166,157,604    $154,935,324